UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 28, 2009 (July 24, 2009)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On July 27, 2009, American Defense Systems, Inc. (the “Company” or “we”) entered into an Accounts Receivable Purchase Agreement with Republic Capital Access, LLC (“RCA”), as of July 23, 2009 (the “Purchase Agreement”).  Under the Purchase Agreement, we can sell eligible accounts receivables to RCA.  Eligible accounts receivable, subject to the full definition of such term in the Purchase Agreement, generally are our receivables under prime government contracts.  Prior to and other than pursuant to the Purchase Agreement, there was and is no material relationship between the Company or its affiliates on the one hand, and RCA on the other.

Under the terms of the Purchase Agreement, we may offer eligible accounts receivable to RCA and if RCA purchases such receivables, we will receive an initial upfront payment equal to 90% of the receivable.  Following RCA’s receipt of payment from our customer for such receivable, they will pay to us the remaining 10% of the receivable less its fees.  In addition to the Discount Factor fee and an initial enrollment fee, we are required to pay RCA a program access fee equal to a stated percentage of the sold receivable, a quarterly program access fee if the average daily amount of the sold receivables is less than $2,250,000 and RCA’s initial expenses in negotiating the Purchase Agreement and other expenses in certain specified situations.  The Purchase Agreement also provides that in the event, but only to the extent, that the conveyance of receivables by us is characterized by a court or other governmental authority as a loan rather than a sale, we shall be deemed to have granted RCA effective as of the date of the first purchase under the Purchase Agreement, a security interest in all of our right, title and interest in, to and under all of the receivables sold by us to RCA, whether now or hereafter owned, existing or arising.  The initial term of the Purchase Agreement ends on December 31, 2009.  We have not yet sold any receivables to RCA.

The description of the Purchase Agreement and the terms thereof are qualified in their entirety to the full text of such agreement, which is filed as an exhibit hereto.

Item 1.02.              Termination of a Material Definitive Agreement

As of July 24, 2009, we repaid in full the entire outstanding balance under that certain Loan Agreement, dated as of May 2, 2007, among the Company, its wholly owned subsidiary A.J. Piscitelli & Associates, Inc. (“AJP”) and TD Bank, N.A. (formerly Commerce Bank, N.A., the “Bank”), as assumed by American Physical Security Group, LLC (a wholly owned subsidiary of the Company, “APSG” and together with the Company and AJP, the “Borrowers”), as amended (the “Loan Agreement”), and related agreements, including but not limited to the Revolving Credit Note and the Term Note, each dated May 2, 2007 (collectively, the “Loan Documents”).  As of such date, (i) each of the Loan Documents have automatically terminated, (ii) the Bank’s lien or security interest in the Borrowers’ assets have been terminated, and (iii) all obligations of the Borrowers under the Loan Documents have been satisfied in full.  The termination follows a series of events previously disclosed in the Company’s filings with the SEC, and are summarized below.  The agreements and terms thereof referenced in this Item 1.02 are qualified in their entirety to the full text of the agreements previously filed as exhibits as indicated.

On April 1, 2009, we received a Notice of Default from the Bank, resulting from the violation of certain financial covenants under the Loan Agreement. The Bank had stated that it was not then taking action to enforce its rights and remedies under the revolving line of credit under the Loan Agreement, however they were not waiving their rights under any exiting or future defaults or events of default. The Bank indicated at the time that it would continue to make advances under the Loan Agreement, but it had no obligation to do so and could refuse an advance request in its sole discretion without notice.

On April 27, 2009, we entered into a Forbearance Agreement and Amendment to Loan Agreement with the Bank, pursuant to which the Bank agreed to forbear from exercising its default-related rights and remedies with respect to the defaults specified in the Notice of Default, including without limitation acceleration and foreclosure, and continue to provide advances and other financial accommodations under the Loan Agreement until June 15, 2009 unless such forbearance period was earlier terminated as a result of any Forbearance Default (as defined in the Forbearance Agreement).  Notwithstanding the foregoing, the Bank would have no obligation to make any advance if, after giving effect thereto, the aggregate principal amount of the Advances plus outstanding letters of credit issued by the Bank for our account would exceed $2,000,000 prior to May 15, 2009 and $1,000,000 as of May 15, 2009 and thereafter.  Under the Forbearance Agreement, we agreed, among other things, (i) not to make any Restricted Payment (as defined in the Loan Agreement), other than a stock dividend payable in our common stock and approved by the Bank in its sole discretion, (ii) to use our best efforts to obtain a refinancing, (iii) to provide certain monthly financial information as set forth in the Forbearance Agreement and (iv) to pay the Advances, the Term Loan (as such term is defined in the Loan Agreement) and all other obligations in full by June 15, 2009.  Our failure to comply with any of the foregoing would constitute a Forbearance Default under the Forbearance

Agreement, which would have resulted in termination of the Forbearance Agreement.  The Forbearance Agreement was previously filed as an exhibit to our Form 8-K filed with the SEC on April 27, 2009.

On May 27, 2009, we entered into that certain Amendment (the “First Amendment”) to the Forbearance Agreement, dated April 27, 2009, with the Bank pursuant to which the Bank increased the credit cap referenced above from $1,000,000 to $2,500,000.  The First Amendment was filed as an exhibit to our Form 8-K filed with the SEC on June 17, 2009.  Subsequently, on June 15, 2009, we entered in to that certain Second Amendment to the Forbearance Agreement (the “Second Amendment”).  Pursuant to the Second Amendment, the parties have agreed to extend the Forbearance Period to the earlier to occur of the termination of the Forbearance Period as a result of any Forbearance Default (as defined in the Forbearance Agreement) and July 15, 2009, which date was initially June 15, 2009 under the Forbearance Agreement.

Subsequently, we requested extensions relating to the forbearance period and the maturity date in order to allow us to complete the negotiation of the Accounts Receivable Purchase Agreement referenced above.  The Bank informally extended such forbearance period and maturity date.

Item 9.01.                                          Financial Statements and Exhibits.

(d)	Exhibits

10.1	Accounts Receivable Purchase Agreement, dated July 23, 2009, between American Defense Systems, Inc. and Republic Capital Access, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 28, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer